Exhibit 23.1

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3/A (File no 333-284779) of Richtech Robotics Inc. (the “Company”) of our report dated January 14, 2025, as amended on Form 10-K/A on February 7, 2025 and March 4, 2025, respectively relating to the consolidated financial statements of the Company, which appear in this Registration Statement on Form S-3/A.

Very truly yours,

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

April 17, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com